Exhibit 99.1

FATWIRE CORPORATION

2007 STOCK INCENTIVE PLAN

ADOPTED ON NOVEMBER 19, 2007

MOST RECENTLY AMENDED ON JUNE 30, 2011

1. Plan; Purpose; General. The purpose of this 2007 Stock Incentive Plan (the “Plan”) is to advance the interests of FatWire Corporation and any present and future subsidiaries (as defined below) of FatWire Corporation (hereinafter inclusively referred to as the “Corporation”) by enhancing the ability of the Corporation to attract and retain selected Employees (as defined below), directors, consultants and advisors (collectively the “Participants”) by creating for such Participants incentives and rewards for their contributions to the success of the Corporation, and by encouraging such Participants to become owners of shares of the Corporation’s Common Stock, $.001 par value per share, as the title or par value may be amended (the “Shares”).

In accordance with Section 3 below, Options granted pursuant to the Plan may be incentive stock options (“Incentive Options”) as defined in Section 422 of the Internal Revenue Code of 1986, as amended (the “Code”), options which are not so qualified (“Non-Qualified Options”) or options which may be afforded favorable tax treatment under the laws of other jurisdictions (“Other Options”) (such Incentive Options, Non-Qualified Options or Other Options collectively called, the “Options”). However, notwithstanding any such designation, to the extent the aggregate Fair Market Value (as defined below) of the Shares with respect to which Incentive Stock Options are exercisable by a Participant for the first time during any calendar year exceeds $100,000, such Options shall be treated as Non-Qualified Options. The Fair Market Value of the Shares shall be determined as of the time the Option with respect to such Shares is granted. Stock Purchase Rights (as defined below) may also be granted under the Plan.

Effective as of the Effective Time (the “Plan Assumption Date”), this Plan and each Assumed Company Option will be assumed by Ultimate Parent in accordance with Section 4.14 of the Agreement and Plan of Merger made and entered into as of June 21, 2011 by and among OC Acquisition LLC, Firefly Acquisition Corporation, the Corporation, Oracle Corporation (“Ultimate Parent”) (for certain limited purposes only) and Shareholder Representative Services LLC (the “Merger Agreement”). After the Plan Assumption Date, no new grants of options may be made hereunder and each Assumed Company Option outstanding as of the Plan Assumption Date shall constitute an option to purchase the number of shares of Ultimate Parent Common Stock, as adjusted by the Option Exchange Ratio. Capitalized terms used herein with reference to the Merger Agreement shall have the same meaning as under the Merger Agreement.

2. Effective Date of Plan. The Plan will become effective upon its approval by the Board of Directors (the “Board”). The Plan shall be subject to approval by the stockholders of the Corporation within twelve (12) months after the date the Plan is adopted by the Board.

3. Administration of the Plan. The Plan will be administered by the Board of the Corporation. The Board will have authority, not inconsistent with the express provisions of the Plan, to take all action necessary or appropriate thereunder, to interpret its provisions to correct any defect or supply any omission or reconcile any inconsistency in any agreement relating to the grant of an Option or Stock Purchase Right, and to decide all questions and resolve all disputes which may arise in connection therewith. Such determinations of the Board shall be conclusive and shall bind all parties.

The Board may, in its discretion, delegate its powers with respect to the Plan to one or more employee benefit plan committees or any other committee (the “Committee”), in which event all references to the Board hereunder, including without limitation the references in Section 10, shall be deemed to refer to the Committee. The Committee shall consist of not fewer than two (2) members provided, however, that if the Corporation is subject to the reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), each of the members of the Committee must be a “non-employee director” as that term is defined in Rule 16b-3 adopted pursuant to the Exchange Act. In addition, at any time the Corporation is subject to §162(m) of the Code, each member of the Committee shall be an “outside director” within the meaning of such Section, and all Options and Stock Purchase Rights shall be granted upon satisfaction of the conditions to such granting provided pursuant to § 162(m) and the regulations promulgated thereunder. A majority of the members of the Committee shall constitute a quorum, and all determinations of the Committee shall be made by the majority of its members present at a meeting. Any determination of the Committee under the Plan may be made without notice or meeting of the Committee by a writing signed by all of the Committee members. Subject to the foregoing, from time to time, the Board may increase the size of the Committee and appoint additional members thereof, remove members (with or without cause) and appoint new members in substitution thereof, or fill vacancies however caused.

The Board and the Committee, if any, shall have the power and authority, consistent with the terms of the Plan, (i) to determine eligibility, (ii) to determine the number, exercise price and other terms and conditions of each Option or Stock Purchase Right granted including, without limitation, the initiation of a program whereby outstanding Options are exchanged for Options with a lower exercise price (an “Option Exchange Program); and (iii) to reduce the exercise price of any

Option or Stock Purchase Right to the then current Fair Market Value if the Fair Market Value of the Shares covered by such Option or Stock Purchase Right shall have declined since the date of issuance. No member of the Board and the Committee, if any, shall act upon any matter affecting any Option or Stock Purchase Rights granted or to be granted to himself or herself under the Plan; provided, however, that nothing contained herein shall be deemed to prohibit a member of the Board from acting upon any matter generally affecting the Plan or Options or Stock Purchase Rights granted thereunder.

4. Eligibility. The Participants in the Plan shall be all Employees, directors, consultants and advisors of the Corporation provided, however, that Incentive Options shall only be granted to Employees of the Corporation.

5. Grant of Options.

(a) The Board shall grant Options to Participants that it, in its sole discretion, selects. Options shall be granted in accordance with the terms and conditions set forth in Section 6 hereof and on such other terms and conditions as the Board shall determine. Such terms and conditions may include a requirement that a Participant sell to the Corporation any Shares acquired upon exercise of Options upon the Participant’s termination of employment upon such terms and conditions as the Board may determine. Incentive Options shall be granted on terms that comply with Section 422 of the Code and Regulations thereunder.

(b) No Options or Stock Purchase Rights shall be granted after ten (10) years from the date the Plan is adopted by the Board but Options and Stock Purchase Rights previously granted may extend beyond that date.

6. Terms and Conditions of Options

(a) Exercise Price. The purchase price per share for Shares issuable upon exercise of Options shall be determined by the Board; provided, however, that the purchase price for Shares issuable upon exercise of Incentive Options shall be a minimum of 100% of Fair Market Value on the date of grant as determined by the Board. For this purpose, “Fair Market Value” will be determined as set forth in Section 9 hereof. Notwithstanding the foregoing, if any person to whom an Option is to be granted owns in excess of ten (10%) percent of the outstanding capital stock of the Corporation (a “Principal Stockholder”), then no Incentive Option may be granted to such person for less than 110% of the Fair Market Value on the date of grant as determined by the Board.

(b) Term of Options. The expiration of each Option shall be fixed by the Board, in its discretion, at the time such Option is granted. No Option shall be exercisable after the expiration of ten (10) years from the date of its grant, or after the expiration of five (5) years from the date of its grant in the case of an Incentive Option granted to a Participant who was a Principal Stockholder on the date of such grant, and each Option shall be subject to earlier termination as expressly provided in Section 6 hereof or as determined by the Board, in its discretion, on the date such Option is granted.

(c) Payment for Delivery of Shares. The purchase price to be paid for the Shares issuable upon exercise of an Option, including the method of payment, shall be determined by the Board (and, in the case of Incentive Options, shall be determined at the time of grant) and may consist of (i) cash, (ii) certified or bank check payable to the order of the Corporation in the amount of the purchase price, (iii) Shares owned by the Participant having an aggregate Fair Market Value equal to the purchase price that, in the case of Shares acquired directly from the Corporation, shall have been owned by the Participant for such period as may be required to avoid a charge to the

Corporation’s earnings, (iv) authorization from the Participant to the Corporation to retain from the total number of Shares as to which the Option is exercised that number of Shares having a Fair Market Value on the date of the exercise equal to purchase price for the total number of Shares as to which the Option is exercised, (v) any combination of the method described in (i) through (iv) above, or (vi) such other consideration and method of payment for the Shares, to the extent permitted under applicable laws, rules and regulations, the Board determines is appropriate. In making its determination as to the type of consideration to accept, the Board shall consider if acceptance of such consideration shall benefit the Corporation. The Board may refuse to accept a particular form of consideration at the time of any Option exercise if, in its sole discretion, it determines that acceptance of such form of consideration is not in the best interests of the Corporation.

The Corporation shall not be obligated to deliver any Shares unless and until, in the opinion of the Corporation’s counsel, all applicable federal and state laws and regulations have been complied with and until all other legal matters in connection with the issuance and delivery of Shares have been approved by the Corporation’s counsel. Without limiting the generality of the foregoing, the Corporation may require from the person exercising an Option such investment representation or such agreement, if any, as counsel for the Corporation may consider necessary in order to comply with the Securities Act of 1933, as amended (the “Act”) and applicable state securities laws.

(d) Legend on Certificates. The stock certificates representing the Shares shall carry such appropriate legends, and such written instructions shall be given to the Corporation’s transfer agent, as may be deemed necessary or advisable by counsel to the Corporation in order to comply with the requirements of the Act or any state securities laws.

(e) Rights as Stockholder. A Participant or a transferee of an Option shall have no rights as a Stockholder with respect to any Shares covered by the Option until the date of the issuance of a stock certificate to him for such Shares. No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date such stock certificate is issued, except as provided in Section 8 hereof.

(f) Vesting. The Board may impose such vesting restrictions as it sees fit at the time of grant.

(g) Non-Transferability of Options. Options may not be sold, assigned or otherwise transferred or disposed of in any manner whatsoever except as provided in Section 6(h)(iii) hereof.

(h) Termination of Relationship. Except as otherwise provided for in an Option or other agreement between the Corporation and a Participant, upon the termination of a Participant’s status as an Employee, directors, consultant or advisor, for any reason other than as set forth in subsections (ii) and (iii) below, the following provisions shall apply:

(i) Such Participant may exercise Options to the extent exercisable on the date of termination within three (3) months (or such shorter time as may be specified in the grant) after the date of such termination. To the extent that the Participant was not entitled to exercise the Option at the date of such termination, or does not exercise such Option within the time specified herein, such Option shall terminate.

(ii) Notwithstanding the provisions of subsection (i) above, in the event of termination of a Participant’s status as an employee as a result of “Permanent Disability” (as such term is defined in any contract of employment between the Corporation and the Participant or, if not defined, then such term shall mean the inability to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment which can be expected to result in death or which has lasted or can be expected to last for a continuous period of twelve (12) months), the Participant may exercise the Option, but only to the extent such Option was exercisable on the date the Participant ceased working as the result of the Permanent Disability. Such exercise must occur within twelve (12) months (or such shorter time as is specified in the grant) from the date on which the Participant ceased working as a result of the permanent disability. To the extent that the Participant was not entitled to exercise such Option on the date the Participant ceased working, or does not exercise such Option within the time specified herein, such Option shall terminate.

(iii) Notwithstanding the provisions of subsection (i) above, in the event of the death of a Participant, the Option may be exercised, at any time within twelve (12) months following the date of death (or such shorter time as may be specified in the grant), by the Participant’s estate or by a person who acquired the right to exercise the Option by will or the applicable laws of descent or distribution, but only to the extent such Option was exercisable on the date of the Participant’s death. To the extent that the Participant was not entitled to exercise such Option on the date of death, or the Option is not exercised within the time specified herein, such Option shall terminate.

(iv) Notwithstanding subsections (i), (ii), and (iii) above, the Board shall have the authority to extend the expiration date of any outstanding Option in circumstances in which it deems such action to be appropriate (provided that no such extension shall extend the term of an Option beyond the date on which the Option would have expired if no termination of the Participant’s relationship’s with the Corporation had occurred).

(i) Withholding Taxes. (i) To the extent required by applicable federal, state, local or foreign law, a Participant shall make arrangements satisfactory to the Corporation for the satisfaction of any withholding tax obligations (under the minimum statutory withholding rates) that arise by reason of an Option exercise grant or Stock Purchase Rights or any sale of Shares. The Corporation shall not be required to issue Shares until such obligations are satisfied. The Board may permit these obligations to be satisfied by having the Corporation withhold a portion of the Shares that otherwise would be issued to the Participant upon exercise of the Option, the issuance of Stock pursuant to Stock Purchase Rights or, to the extent permitted, by tendering Shares previously acquired. In the case of a Participant who is an employee of the Corporation, the employee shall be deemed to have directed the Corporation to withhold or collect from his or her compensation an amount sufficient to satisfy such tax obligations from the next payroll payment otherwise payable after the date of exercise of an Option.

(ii) If a Participant or transferee of an Option makes a “disposition” (within the meaning of Section 424(c) of the Code) of Shares issued upon exercise of an Incentive Option within two (2) years from the date of grant or within one (1) year from the date the Shares are transferred to the Participant or transferee of an Option, the Participant or transferee of an Option shall, within ten (10) days of disposition, notify the Board and deliver to it any withholding and employment taxes due. However, if the Participant or transferee of an Option is a person subject to Section 16(b) of the Exchange Act, delivery of any withholding and employment taxes due may be deferred until ten days after the date any income on the disposition is recognized under Section 83 of the Code. The Corporation may cause a legend to be affixed to certificates representing Shares issued upon exercise of Incentive Options to ensure that the Board receives notice of disqualifying dispositions.

7. Stock Purchase Rights.

(a) Stock Purchase Rights may be issued either alone, in addition to, or in tandem with Options granted under the Plan. After the Board determines that it will offer Stock Purchase Rights under the Plan, it shall advise the Participant in writing or electronically, by means of a “Notice of Grant,” which shall contain the terms, conditions and restrictions related to the offer, including the number of Shares that the offeree shall be entitled to purchase, the price, if any, to be paid, and the time within which the offeree must accept such offer. The offer shall be accepted by execution of a “Restricted Stock Purchase Agreement” in the form determined, from time to time, by the Board. The Board, in its sole discretion, may enter into a Restricted Stock Purchase Agreement without having issued a Notice of Grant.

(b) If the Board shall determine, in its sole discretion, the Restricted Stock Purchase Agreement shall grant the Corporation a repurchase option (a “Repurchase Option”) exercisable upon the voluntary or involuntary termination of the Participant’s service with the Corporation for any reason (including death or Permanent Disability). The purchase price for Shares repurchased pursuant to the Restricted Stock Purchase Agreement shall be equal to the original price paid by the Participants and may be paid by cancellation of any indebtedness of the purchaser to the Corporation. The Repurchase Option shall lapse at a rate determined by the Board and may be exercised by the Corporation provided that the Shares subject to the Stock Purchase Right shall have been vested for more than six (6) months.

(c) The Restricted Stock Purchase Agreement shall contain such other terms, provisions and conditions not inconsistent with the Plan as may be determined by the Board in its sole discretion.

(d) Upon the exercise of the Stock Purchase Right, the payment of the requisite purchase price, if any, and delivery of the Shares purchased, the Participant shall have the rights equivalent to those of a stockholder, and shall be a stockholder when his or her purchase is entered upon the records of the duly authorized transfer agent of the Corporation. No adjustment will be made for a dividend or other right for which the record date is prior to the date the Stock Purchase Right is exercised, except as provided in Section 8 of the Plan.

8. Shares Subject to Plan.

(a) Number of Shares and Stock to be Delivered. Shares delivered pursuant to this Plan shall in the discretion of the Board be authorized but unissued Shares or previously issued Shares acquired by the Corporation. If an Option or Stock Purchase Right expires or becomes unexercisable without having been exercised in full, or is surrendered pursuant to an Option Exchange program, the unpurchased Shares which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has been terminated); provided, however, that Shares that have actually been issued under the Plan, whether upon exercise of an Option or Stock Purchase Right, shall not be returned to the Plan and shall not become available for future distribution under the Plan, except that if Shares issued upon exercise of an Option or Stock Purchase Right are repurchased by the Corporation pursuant to an agreement with the holder thereof, such Shares shall become available for future grant under the Plan. Subject to adjustment as described below, the aggregate number of Shares which may be delivered under this Plan shall not exceed 64,866,887 Shares.

The aggregate number of Shares which may be issued under the Plan after the Plan Assumption Date shall not exceed the number of Shares issuable pursuant to the Assumed Company Options granted under the Plan on or prior to the Plan Assumption Date, subject to adjustment in accordance with the Option Exchange Ratio. Such number shall be automatically adjusted for any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar transaction of the Corporation. Except as provided in this Section 8, in no event may the Administrator exercise its discretion to permit a repricing (or decrease in exercise price) of outstanding Options or effect repricing through cancellation and re-grants or cancellation of Options in exchange for cash.

(b) Changes in Stock.

(i) In the event of a stock dividend, stock split or combination of Shares, recapitalization, merger in which the Corporation is the surviving Corporation or other change in the Corporation’s capital stock, the number and kind of Shares of stock or securities of the Corporation to be subject to the Plan and to Options and Stock Purchase Rights then outstanding or to be granted thereunder, the maximum number of Shares or securities which may be delivered under the Plan, the Option or Stock Purchase Right price and other relevant provisions shall be appropriately adjusted by the Board, whose determination shall be binding on all persons.

The Board may also adjust the number of Shares subject to outstanding Options or Stock Purchase Rights, the exercise price of outstanding Options or Stock Purchase Rights and the terms of outstanding Options or Stock Purchase Rights to take into consideration material changes in accounting practices or principles, consolidations or mergers (except those described in the immediately preceding paragraph), acquisitions or dispositions of stock or property or any other event if it is determined by the Board that such adjustment is appropriate to avoid distortion in the operation of the Plan.

(ii) Unless otherwise agreed to in writing between a Participant and the Corporation, in the event of (x) a merger or consolidation in which the Corporation is not the surviving corporation (other than a merger or consolidation with a wholly-owned Subsidiary, a reincorporation of the Corporation in a different jurisdiction, or other transaction which there is no substantial change in the stockholders of the Corporation or their relative stock holdings and the Options and Stock Purchase Rights granted under this Plan are assumed, converted or replaced by the successor or acquiring corporation, which assumption, conversion or replacement will be binding on all Participants), (y) a merger in which the Corporation is the surviving entity but after which the stockholders of the Corporation immediately prior to such merger cease to own more than fifty (50%) percent of the capital stock of the Corporation; or (z) the sale of all or substantially all of the assets of the Corporation, then, unless in the opinion of the Board adequate provision has been made for the assumption, conversion, replacement, substitution or preservation by the successor or acquiring corporation or the Corporation, which assumption, conversion, replacement, substitution or preservation will be binding on all Participants, all Options and Stock Purchase Rights shall immediately vest on such conditions as the Board determines. If such Options and Stock Purchase Rights are not exercised prior to the consummation of such event, they shall terminate in accordance with the provisions of this Plan.

(iii) Notwithstanding the foregoing, the Board shall offer to each Optionee who holds an Option that is fully vested and exercisable as of immediately prior to the Effective Time and that has an exercise price per share that is less than the Per Share Merger Consideration the opportunity to have such Option treated as a Cashed-Out Option pursuant to Section 4.14(b) of the Merger Agreement. In no event shall such offer remain open for a period longer than 29 days. An Option will only be treated as a Cashed-Out Option to the extent that an Optionee affirmatively elects to have it so treated by the end of the offer period and, to the extent that an Option does not so elect, such Option shall terminate without the payment of any consideration therefore as of the Effective Time if not exercised prior to the Effective Time. Any determinations required to carry out the foregoing provisions of this paragraph shall be made by the Board acting in its sole discretion. In connection with any action or actions taken by the Board in respect of Options and in connection with the Merger, the Board may require such acknowledgements of satisfaction and releases from Optionees as it may determine to be necessary or advisable.

9. Certain Definitions.

Certain terms used in the Plan have been defined above. In addition, as used in the Plan, the following terms shall have the following meanings:

(a) An “Employee” means any person, including officers and directors, employed by the Corporation or any Subsidiary.

(b) A “Subsidiary” is any company (i) in which the Corporation owns, directly or indirectly, stock possessing fifty (50%) percent or more of the total combined voting power of all classes of stock or (ii) over which the Corporation has effective operating control.

(c) The “Fair Market Value” of the Shares shall mean:

(i) If the Shares are then Publicly Traded: The closing price of the Shares as of the day in question (or, if such day is not a trading day in the principal securities market or markets for such Shares, on the nearest preceding trading day), as reported with respect to the market (or the composite of markets, if more than one) in which Shares are then traded, or, if no such closing prices are reported, on the basis of the mean between the high bid and low asked prices for the Shares on that day on the principal market or quotation system on which Shares are then quoted, or, if not so quoted, as furnished by a professional securities dealer making a market in such Shares selected by the Board; or

(ii) If the Shares are then not Publicly Traded: The price at which one could reasonably expect such Shares to be sold in an arm’s length transaction, for cash, other than on an installment basis, to a person not employed by, controlled by, in control of or under common control with the issuer of such Shares. Such Fair Market Value shall be that which has concurrently or most recently been determined for this purpose by the Board, or at the discretion of the Board by an independent appraiser or appraisers selected by the Board, in either case giving due consideration to (1) recent transactions involving Shares, if any, (2) the issuer’s net worth, (3) prospective earning power and dividend-paying capacity, (4) the goodwill of the issuer’s business, (5) the issuer’s industry position and its management, (6) the industry’s economic outlook, (7) the value of securities of issuers whose Shares are Publicly Traded and which are engaged in similar businesses, (8) the effect of transfer restrictions to which such Shares may be subject under law and under the applicable terms of any contract governing such Shares, (9) the absence of a public market for such Shares, and (10) other matters as the Board or its appraiser or appraisers deem pertinent. The determination by the Board or its appraiser or appraisers of the Fair Market Value shall, if not unreasonable, be conclusive and binding notwithstanding the possibility that other persons might make a different, and also reasonable, determination; or

(iii) Shares are “Publicly Traded” if stock of that class is listed or admitted to unlisted trading privileges on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. (“NASD”) or if sales or bid and offer quotations are reported for that class of stock in the automated quotation system (“NASDAQ”) operated by the NASD.

(iv) “Restricted Stock” means Shares acquired pursuant to a grant of a Stock Purchase Right.

(v) A “Stock Purchase Right” is the right to purchase Shares pursuant to Section 7 of the Plan.

10. Indemnification of Board. In addition to and without affecting such other rights of indemnification as they may have as members of the Board or otherwise, each member of the Board shall be indemnified by the Corporation to the extent legally possible against reasonable expenses, including attorney’s fees, actually and reasonably incurred in connection with any appeal therein, to which he may be a party by reason of any action taken or failure to act under or in connection with the Plan, or any Option or Stock Purchase Right granted thereunder, and against all judgments, fines and amounts paid by him in settlement thereof; provided that such payment of amounts so indemnified is first approved by a majority of the members of the Board who are not parties to such action, suit or proceedings, or by independent legal counsel selected by the Corporation, in either case on the basis of a determination that such member acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation; and except that no indemnification shall be made in relation to matters as to which it shall be adjudged in such action, suit or proceeding that such Board member is liable for a breach of the duty of loyalty, bad faith or intentional misconduct in his duties; and provided further, that the Board member shall in writing offer the Corporation the opportunity, at its own expense, to handle and defend same.

11. Amendment and Termination of the Plan. The Board may at any time amend, alter, suspend, discontinue or terminate the Plan, but no amendment, alteration, suspension, discontinuance or termination (other than as provided for herein) shall be made that would materially and adversely affect the rights of any Optionee or holder of Stock Purchase Rights under any outstanding grant, without his or her consent. In addition, to the extent necessary and desirable to comply with the applicable laws, rule or regulation, the Corporation shall obtain stockholder approval of any Plan amendment in such a manner and to such as degree is required.

12. General Provisions.

(a) Rule 16b-3. With respect to Participants subject to Section 16 of the Exchange Act, transactions under this Plan are intended to comply with all applicable provisions of Rule 16b-3 or its successors under the Exchange Act. To the extent any provision of the Plan or action by the Plan administrators fails to so comply, it shall be deemed null and void, to the extent permitted by law and deemed advisable by the Board.

(b) Headings. The headings contained in the Plan and in any Option or Restricted Stock Purchase Agreement are included only for convenience, and they shall not be construed as a part of the Plan or Option agreement or in any respect affecting or modifying its provisions.

(c) Number and Gender. The masculine, feminine and neuter, wherever used in the Plan or in any Option agreement, shall refer to either the masculine, feminine or neuter and, unless the context otherwise requires, the singular shall include the plural and the plural the singular.

(d) Governing Law. The place of administration of the Plan and each Option agreement shall be in the State of New York. The corporate law of the Corporation’s state of incorporation shall govern issues related to the validity and issuance of Shares. Otherwise, this Plan and each Agreement shall be construed and administered in accordance with the laws of the State of New York, without giving effect to principles relating to conflict of laws.

(e) No Employment Contract. Neither the adoption of the Plan nor any benefit granted hereunder shall confer upon any employee any right to continued employment nor shall the Plan or any benefit interfere in any way with the right of the Corporation to (i) terminate the employment of any of its employees at any time; or (ii) to increase or decrease the compensation of any of its employees from the rate in existence at the time of the grant of the Option.

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